Exhibit 99.1

GlobeTrac Inc. Terminates Letter Agreement

Vancouver, B.C., September 8, 2011 – GlobeTrac, Inc. (OTCBB:GBTR) announces the termination of the Letter Agreement dated June 9, 2011.

On June 9, 2011 GlobeTrac entered into a letter agreement with Angelo Scola and Thermoforte Green, LLC as filed in an 8-K on June 10, 2011.  GlobeTrac has completed its due diligence on the Assets, however the results of the due diligence were not to the satisfaction of GlobeTrac. As a result, GlobeTrac has decided to terminate the Letter Agreement effective immediately.

Also, it has been brought to management’s attention that both Thermoforte Green, LLC and IBA Green Inc. have incorrectly made reference to GlobeTrac on their websites in such a manner that appears to indicate that one or both of Thermoforte and IBA has some business connection or relationship with GlobeTrac.

Management confirms that it has not given any authorization for any company to publish such information and that neither Thermoforte nor IBA have any ongoing business connection or relationship with GlobeTrac.  The only connection GlobeTrac had with Thermoforte was the Letter Agreement, which has now been terminated.

Safe Harbor Notice

Certain statements contained herein are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). GlobeTrac Inc. cautions that statements made in this news release constitute forward-looking statements and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections or implied results. GlobeTrac Inc. undertakes no obligation to revise these statements following the date of this news release.

Contacts:

GlobeTrac Inc.

John da Costa
President

1-800-648-4287
Email: info@globetrac.com